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Exhibit 14.1

The following are extracts from the Willis Group Global Policy Manual

Willis Group Holdings Limited
("Willis")

PART A—OUR ETHICAL CODE

INDEX

1	Introduction
2	Relationships
	a.	Clients and Prospects
	b.	Corporate Communications
	c.	Conflicts of Interest
	d.	Associates
		i.	General
		ii.	Other Appointments and Directorships
		iii.	Property Speculation
		iv.	Loans
		v.	Protection of Group Assets
		vi.	Use of Company Name
		vii.	Confidential Information
	e.	Policy for Dealing in Securities
		i.	Introduction
		ii.	Our Policy
		iii.	Additional Restrictions on Willis Directors, Group Executives and certain Associates
		iv.	Queries
	f.	Licensing
	g.	Whistleblowing policy
	h.	Regulators
	i.	Competitors
	j.	International Business and Relationships
	k.	Fraud
	l.	Gifts and Hospitality
	m.	Inappropriate Payments
	n.	Unethical Behaviour
	o.	Code Waivers
PART F—IMPLEMENTATION AND HELP
APPENDIX A—WHISTLEBLOWING POLICY

A.    OUR ETHICAL CODE

1.     Introduction

        The Willis Group Global Policy Manual, which will be referred to throughout as the Manual, sets out Willis' commitment to good business practice and ethics to which the Group Board expects all Associates to adhere to. In the Manual references to "Associates" should be read as inclusive of all directors, officers and employees of Willis. The Willis policy is to require all Associates to conduct themselves appropriately to avoid improper behaviour or even the appearance of improper behaviour. Honesty, ethical conduct and integrity is expected of all Associates at all times.

        Associates involved in the Company's corporate communications disclosure process described below in Section 2(b) of the Code include, without limitation, the Chairman and Chief Executive Officer, Group Chief Financial Officer and Group Financial Controller ("Senior Financial Officers").

        The Manual covers a wide range of practices and procedures but inevitably will not cover all situations. You will find that the Manual contains references to other manuals or sources of information.

        Parts A and F of the Manual shall be Willis' Code of Business Conduct and Ethics for purposes of Section 303A of the New York Stock Exchange Listed Company Manual and Willis' Code of Ethics for Senior Financial Officers for the purposes of Item 406 of Regulation S-K under the Securities Act of 1934.

        Willis is committed to complying with all applicable governmental laws, rules, regulations and accounting standards. It is the personal responsibility of each Associate to adhere to the standards and restrictions imposed by those laws, rules and regulations. If a law, regulatory requirement, local custom or practice appears to conflict with the policies set out in this Manual, you should speak to your Manager or business unit Compliance Officer on how to best resolve the situation. Willis does not expect Associates to know all the details of all laws and regulations but it is important that each Associate knows enough to determine when to seek advice from their line Manager, business unit Compliance Officer or from Group Legal. Conflicts that may arise between this Manual and any law, local custom or practice and which cannot be dealt with by either line management, Compliance or Legal, will be decided by the Group General Counsel.

        Finally, Willis will use its influence with its associate companies or any person seeking to act as a representative of Willis to demonstrate an intention to have or to adopt similar ethics and standards as those contained in this Manual.

  •
  Link to Willis Group Global Policy Manual

2.     Relationships

a.     Clients and Prospects

        Associates should act in good faith and in the interests of their clients at all times, when providing services. Generally Associates should:

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  Use reasonable endeavors to obtain information from new clients and prospects to understand their needs and requirements.

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  Ensure that clients are made fully aware of the extent of any role Willis will take in a transaction, including Willis' and the client's obligations both to each other and to other parties involved, such as insurers.

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  Provide information that our clients need in a timely and comprehensive manner, to enable clients to take balanced and informed decisions.

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  Provide objective and impartial advice in the interests of our clients.

        Associates should not:

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  Misrepresent in any way the cost of the product and/or any services provided to the client.

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  Disclose confidential information to any third party without the explicit consent of the information owner unless required to do so by law or regulatory notice and authorised by either Group Compliance or Group Legal.

        This does not prevent disclosing information as may be necessary to fulfil our objectives in the conduct of our business.

b.     Corporate Communications

        Willis, in accordance with the corporate governance principles to which it is subject, will be transparent in its corporate communications which will be full, fair, accurate, timely and understandable. Further, those Associates, particularly involved in the preparation of corporate communications, including financial statements and documents filed with the Securities and Exchange Commission are required to comply with this communications policy.

c.     Conflicts of Interest

        A "conflict of interest" will exist when an Associate's personal interest interferes in any way with the interests of Willis or that of its clients. A conflict situation will arise when an Associate takes actions or has interests that may make it difficult to perform his or her work for Willis objectively and effectively.

        A conflict situation may also arise when an Associate, or a member of their immediate family, receives inappropriate personal benefits, including those not necessarily giving an economic benefit, as a result of their position in Willis.

        Conflicts of interest may not always be clear-cut and if you have a question, you should speak to your business unit Compliance Officer or Group Compliance. Conflicts of interest are prohibited and difficult or complex issues relating to a conflict of interest should be referred to the Group General Counsel, for resolution.

d.     Associates

i.
General

        Willis' relations with Associates are based on respect for the dignity of the individual. Willis recruits and promotes Associates on the basis of their suitability for the task without discrimination in terms of race, religion, national origin, color, gender, age, marital status or disability unrelated to the task at hand or on any other inappropriate or unlawful basis.

        Willis in return expects Associates to adhere to the principles of ethical behavior and good business practice set out in this Manual. Further it expects Associates to be aware of and abide by the policies set out in the appropriate staff handbooks, which can be obtained either on the Group HR Online intranet site, or from your local HR representative, and from those manuals that support this Manual.

ii.
Other Appointments and Directorships

        Associates are expected to use all their efforts to fulfil their duties and obligations to Willis. No Associate will serve as a director, officer, employee or consultant of a company or entity that is not part of Willis unless the Associate's Partners Group member, with the agreement of the Group General Counsel, has granted permission. An Associate may act as a Willis representative on a trade association or similar organization or where the organization involved is a non-profit, civic, educational, social or religious organization, and prior disclosure has been made to his or her Partners Group member and has the support of his or her line manager.

iii.
Property Speculation

        No Associate or member of his or her immediate family may directly or indirectly invest in property which the Associate has knowledge of Willis' interest or possible interest.

iv.
Loans

        No Associate should borrow or lend money from or to any individual or firm with which Willis conducts business. This policy does not include loans on normal terms from a commercial bank or broker offered to an Associate in the ordinary course of business where the Associate becomes a normal private customer.

v.
Protection of Group Assets

        All Associates should endeavour to protect Willis assets and ensure their efficient use. No Associate should use, or permit others to use, Willis facilities, material, equipment or personnel for personal use or gain. Any suspected incident of fraud or theft should be reported immediately for investigation.

        It should be remembered that assets belonging to Willis include proprietary information such as trade marks, trade secrets, patents and copyrights, as well as marketing and service plans, designs, databases, records and any unpublished financial data and reports. Unauthorized use or distribution of this information is not permitted and Associates should note that such use or distribution could be illegal and result in civil or even criminal penalties, as well as internal disciplinary action.

vi.
Use of Company Name

        Willis owns the rights to use the names of the companies in the Group. The use of any Willis company name is restricted solely for the conduct of Willis business. No Associate should use, or permit to be used, any Willis company name for any other business, political activity or other activity not connected with Willis business. Use of the "Willis" name by a third party can only be authorized by the Partners Group.

vii.
Confidential Information

        Associates must maintain the confidentiality of proprietary or confidential information entrusted to them by Willis or its clients, except when disclosure is authorized by Group Compliance or the Group Legal Department on the basis that such disclosure is required by law or an appropriate regulator.

        The term "confidential" or "proprietary information" relates, but not exclusively, to:

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  Willis business strategies.

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  Contracts, negotiations or arrangements with other parties.

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  Proposed transactions such as acquisitions or dispositions of stock or assets by Willis.

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  Financial, accounting and cost information not publicly disclosed by Willis.

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  Associate benefits or other compensation arrangements or agreements not otherwise publicly disclosed by Willis.

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  Operation manuals, prospecting manuals and guidelines, sales aids, industry specific research and manuals, marketing manuals and sales and marketing techniques of Willis.

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  Computer based tools or models.

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  Past and present clients of Willis as well as the persons, firms and companies whom are active prospective clients for services.

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  Markets or companies from which Willis obtains products for its clients.

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  The types of insurance services and related coverage or products which Willis provides and the internal corporate policies related thereto.

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  The products purchased by or for the clients of Willis, including expiration dates and the terms and conditions of such.

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  Individual clients' risk specification or characteristics.

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  Information concerning the available insurance markets for particular risks.

        For the purpose of this policy, confidential information shall include, in addition to the specific categories set out above, any information developed by or related to Willis that is not officially disclosed by management through established channels of communication which would be useful to others, including those:

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  Competing with Willis.

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  Soliciting or receiving insurance services.

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  Supplying services or goods to the Group.

e.     Policy for Dealing in Securities

i.
Introduction

        Willis securities are listed on the New York Stock Exchange and Willis is subject to the Securities Exchange Act in the United States. As a consequence, Willis is required to have a policy for dealing in securities particularly as it relates to individual Associates who may have access to "material inside" information.

        Generally speaking, what constitutes "inside" information is information that is "non-public".

        Information is "material" if it has market significance in the sense that the disclosure of such information is likely to affect the market price of the securities to which it relates. Typical examples of such information are a company's financial results or a major corporate transaction, such as a merger or large acquisition. Non-public information is not material if there is no substantial likelihood that its public disclosure would have any significant market effect.

        Willis has therefore adopted a policy for dealing in securities to cover not only dealings by Associates in Willis securities but the securities of clients because our role for clients will sometimes give Associates access to "material inside" information about them. All Associates are expected to adhere to the Willis policy.

ii.
Our Policy

        No Associate should deal in Willis securities or the securities of a client if he or she is in the possession, by reason of his or her employment, of "material inside" information. Further, no Associate should share with a third party (including immediate family members) "material inside" information that is "non-public", with the intent of the third party buying securities in Willis or a client, either for an Associate or any member of his or her family or with the expectation that the Associate will benefit from sharing the said information.

        Further, Associates should take care in dealing in Willis Securities in the periods before Willis announces its earnings, as this is considered to be a sensitive time for such transactions. The current periods prior to the announcement of earnings are:

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  From 1 January until three trading days after the publication of Willis' Annual Results i.e. mid February.

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  From 1 April, 1 July and 1 October until three trading days after the announcement of Willis' results for the prior relevant quarter i.e. normally at the end of April, July and October.

        Associates who breach the Willis policy will be subject to appropriate Willis disciplinary proceedings. In addition, a breach could result in criminal or civil proceedings being brought against the Associate by regulatory authorities.

        "Willis Securities" for the purposes of the policy are Willis common shares, and any other publicly held debt or equity securities of Willis which may be issued in the future. In addition, "Willis Securities" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion right to another Willis security.

iii.
Additional Restrictions on Willis Directors, Group Executives and certain Associates

        Willis Directors, Members of the Partners Group, Members of the Partners Council and certain Associates are subject to certain other restrictions before they can deal in securities of Willis. All covered individuals will have been separately advised of these restrictions.

iv.
Queries

        Given the potentially severe criminal or civil consequences to Associates of a wrong decision, Associates who are uncertain whether any information they possess is "material inside" information or whether they should deal in a period prior to the announcement of Willis' earnings should contact either the Group Compliance Director or the Group General Counsel for advice before completing a transaction.

        Further details of the policy can be obtained from either Group Legal or Group Compliance.

f.      Licensing

        No Associate may engage in any activity on behalf of Willis which requires any form of registration with a licensing body or regulatory organization, unless he or she is registered and qualified accordingly. If an Associate takes up a position requiring such registration or qualification the Associate will be expected to complete the necessary requirements without delay.

        Further, it is the responsibility of each Associate to ensure that if they conduct activities which require licensing and there are ongoing requirements, such as continuing education or renewal of registrations that they meet these requirements. If an Associate fails to meet these ongoing requirements and risks having their registration or license being suspended they must inform their business unit Compliance Officer.

g.     Whistleblowing Policy

        Willis aims to create a climate of opportunity for all Associates to voice genuinely held concerns about behavior, or decisions or actions that they perceive to be unethical. Willis has adopted a "Whistleblowing Policy" and Associates are encouraged to follow it wherever they have genuine concerns. The Whistleblowing Policy sets out a procedure for Associates to raise these genuine concerns in a suitable, confidential manner, either through appropriate senior management or directly with Group Compliance. Every effort will be made to protect the anonymity of Associates where this is necessary. The Whistleblowing Policy can be found on the Group HR Online intranet site or can be obtained from your local HR representative (attached here as Appendix A).

        All Associates are expected to co-operate in all internal investigations and to co-operate with all external investigations as directed by Willis' advisors.

h.     Regulators

        Willis will comply with the rules and requirements of all the regulators to whom it is subject in each of the markets that it operates in and will, on the advice of its advisers, comply with any requests for assistance or information.

        Willis will not engage in restrictive trade practices or abuse any position of dominance. Willis will not seek to evade its fiscal obligations in each country that it operates.

i.      Competitors

        Willis will always compete vigorously but honestly, keeping in mind the basic requirements of honesty, ethical conduct and integrity at all times. Willis seeks to outperform its competition fairly and seeks competitive advantages through superior performance, never through inappropriate business practices.

        Associates should not disclose to any competitor any proprietary or confidential information nor should Associates try to obtain information regarding a competitor's business by inappropriate means. Each Associate should endeavour to respect the rights of and deal fairly with the Willis clients, suppliers, competitors and other Associates. No Associate should take unfair advantage of anyone through bribery, manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

j.      International Business and Relationships

        Willis favors consistent practices and procedures in its subsidiaries whilst recognizing that there are different customs and practices in the countries in which Willis operates. Willis will work for multilateral action aimed at achieving an appropriate common standard and any Associate who is unsure as to how to apply the procedures set out in this Manual or any other manual referred to, in any given country, should discuss the matter with their business unit Compliance Officer.

k.     Fraud

        Willis will not tolerate fraud or dishonest acts. Any fraudulent, dishonest, or other such illegal acts may be treated as gross misconduct and Associates may be subject to the strictest disciplinary action available in the relevant country as well as possible legal action.

        Fraud or dishonest acts may include manipulation of records, theft and misappropriation of funds or property, misuse of information, records and equipment and bribes and inappropriate payments.

        If any Associate is aware or has suspicions that a fraud or dishonest activity is or may be being conducted, they should follow the procedure set in the Whistleblowing Policy set out in section g. above. This is essential as the chances of a successful investigation and resolution of a fraud, or elimination of suspicions, may be seriously affected by taking the wrong actions.

i.      Gifts and Hospitality

        Associates must not solicit or accept cash, substantial gifts or services from any actual or potential client or supplier of the Group. Acceptance of business gifts must be restricted to those which are offered by organizations as part of their normal marketing activities and are of nominal value. Hospitality in the form of meals, sporting or social events is permitted on the condition that:

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  It does not place the Willis Associate under any commercial obligation.

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  There can be no misunderstanding as to the conditions of acceptance.

        Equally Associates should refer to and comply with the Group Expense Management Policy when giving gifts or hospitality and reference should be made to the value allowed for such gifts. It should be noted that pre-approval for the giving of gifts is required in accordance with the Group Expense Management Policy. For further details, Associates should refer to the Group Expense Management Policy which can be found on the Expense Management intranet site.

m.    Inappropriate Payments

        No Associate shall offer any form of compensation to any public official, representative of a private employer or any party with whom Willis conducts business, or who is a prospective client, for the purpose of obtaining or retaining business for or directing business to Willis.

        This policy does not prevent the use of appropriate "introducer agreements" or commission/fee sharing agreements.

        Similarly, no Associate may accept any form of compensation from any client or prospective client or another individual or organization on securing for that party any preferential treatment from Willis.

n.     Unethical Behaviour

        Unethical behaviour will not be tolerated either in Willis' own activities or those with whom Willis seeks to do business.

        Unethical behaviour includes, but is not limited to, bribery, embezzlement, fraud, insider trading, money laundering, theft or entering into an unusual arrangement without prior approval. An unusual arrangement is one which is not in the ordinary course of business for the business unit or Willis.

o.     Code Waivers

        From time to time Willis may waive some provisions of this Ethical Code. Any waiver of the Code for directors and executive officers of Willis may be made only by the Board of Directors of Willis. All such waivers will be promptly disclosed in accordance with the rules of the Securities and Exchange Commission and the New York Stock Exchange.

March 2004

F.     IMPLEMENTATION AND HELP

        Strict adherence to the provisions of this Manual is a condition of employment in Willis. Breaches of the policies in this Manual may result in disciplinary action being taken, as allowed by the relevant country's laws.

        The Group Compliance Director, acting under the direction of the Group General Counsel, is responsible for initiating and supervising the investigation of all reports of breaches of any policy set out in this Manual and ensuring that appropriate disciplinary action is taken when required.

        The Group Auditors, both internal and external, may be asked to report any practice they discover in the course of their work which is or appears to breach the policies contained in this Manual.

        Breaches of any section of this Manual, or any reports of a breach or potential breach, will be reported to the Group General Counsel and, if appropriate, subsequently to the Willis Group Board Audit Committee.

        Associates can obtain help in relation to these policies from the following sources:

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  Their immediate management

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  Their business unit Compliance Officer

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  Group Compliance

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  Group HR

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  Group Internal Audit

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  Group Legal.

March 2004

APPENDIX A

WHISTLEBLOWING POLICY

Introduction

        Willis aims to operate in a disciplined and compliant environment, conducting its business responsibly in line with applicable laws, regulations, accounting standards, accounting controls and audit practices. Further, Associates are expected to act with the highest levels of honesty, ethical conduct and integrity in all that they do.

        There may be occasions when an Associate has a genuinely held concern that these high standards are not being maintained. Such concerns may include suspected criminal behaviour (e.g. money laundering), dishonesty, breaches of the Willis Global Policy Manual, attempts to cover up such malpractice or dangers to health and safety or the environment.

        The purpose of this Policy is to ensure that there is a process whereby such concerns, held and raised in good faith, can be escalated swiftly to an appropriate senior decision maker for investigation and resolution, without fear of dismissal or retaliation of any kind. Willis cannot 'turn a blind eye'. This Policy applies to all Associates, and to agency workers and contractors.

Who should an Associate tell? And How?

        Associates are encouraged to raise concerns through his or her management structure but if they feel this is not appropriate, they should contact either the Group Compliance Director or either of the Deputy Group Compliance Directors. However, in the case of concerns regarding accounting or auditing matters Associates should report their concerns to the Group General Counsel.

        Associates may forward complaints on a confidential basis to the parties identified above, through e-mail or internal mail, marked Private and Confidential or anonymously, by way of an unnamed memorandum sent in a sealed envelope in the internal mail, also marked Private and Confidential.

The Procedure

Step 1

        Associates do not need to have firm evidence of any wrong doing before raising a concern. If an Associate has genuine grounds for suspicion, he or she should raise their concern with one of the people identified in 'Who should an Associate tell?'.

Step 2

        Except in the case of complaints sent on a confidential basis, the person hearing an Associate's concern may arrange a time for further discussion to establish the precise nature of the concern and gain a reasonable understanding of it. This discussion, if required, will normally take place within 48 hours of the initial approach, although this may vary depending on the seriousness of the concern.

Step 3

        Except in the case of concerns regarding accounting or auditing matters, the person hearing an Associate's concern will make a preliminary assessment of the situation and its possible impact. They will decide how the case will be handled and whether to involve an internal body e.g. Internal Audit, Health & Safety Committee.

Step 4

        The person hearing an Associate's concern will advise the Associate of the arrangements for keeping the Associate informed during the investigation. At this stage if there are any personal grievances linked with the concern they will be isolated and the Associate will be advised to raise them through the usual Grievance Procedure.

Step 5

        A confidential report will be compiled in all instances. For all confidential complaints and those about accounting and auditing matters the Group General Counsel will oversee the conduct of the investigation and will report to the Board Audit Committee that will oversee the treatment of an Associate's concerns. The Associate will receive feedback on the outcome of the investigation wherever possible.

Confidentiality

        All information will be treated in confidence and during investigations, every reasonable effort will be made to protect an Associate's confidentiality by finding independent and separate evidence for any reported suspicion. However, circumstances may arise where an investigation cannot be progressed further without quoting an individual's name in wider discussions. Consent will always be sought from an Associate prior to this action being taken.

        Where external authorities are involved, Willis will continue to keep the Associate informed as the situation develops and provide full support.

Associate Involvement in Malpractice

        Where Associates have been involved in the malpractice they have reported, Willis will endeavour to ensure that they do not face reprisals from colleagues for having spoken out.

        However, Associates must answer for their own actions and will not be given immunity from disciplinary or criminal proceedings, although the fact that they have raised the concern will be taken into account in any such proceedings.

Malicious Actions

        If, after investigation, it is believed that the Associate's actions in raising the concern were malicious i.e. the Associate did not act in good faith, the matter will be referred to the relevant Human Resources representative who will advise the business area whether disciplinary action is appropriate.

        If the Associate raises a concern with external parties, other than a recognized statutory or regulatory body, before raising it via this internal procedure or during the course of an investigation under this procedure, the matter will also be referred to the relevant Human Resources representative.

March 2004

QuickLinks

  Exhibit 14.1
PART A—OUR ETHICAL CODE
INDEX
  A. OUR ETHICAL CODE
  F. IMPLEMENTATION AND HELP
  APPENDIX A
WHISTLEBLOWING POLICY